Exhibit 99.1

MEMORANDUM

TO:	Leigh J. Abrams

FROM:	Compensation Committee

RE:	Compensation – 2005

DATE:	November 17, 2004

This memorandum is to confirm our understanding with respect to your compensation as President and Chief Executive Officer of Drew Industries Incorporated for 2005.

1.	Base Salary – $400,000

2.	Bonus – 2.5% of pre-tax profits in excess of $17,568,000, determined as follows:

Base (2004)	$16,068
Acquisitions:
Zieman Manufacturing
(incremental amount)	1,500

Total	$17,568

AGREED:

/s/ James F. Gero
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James F. Gero, Chairman – Compensation Committee

/s/ Leigh J. Abrams
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Leigh J. Abrams